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                                                                    EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ENVIRONMENTAL PROTECTION AND

                           IMPROVEMENT COMPANY, INC.

                 UNDER THE NEW JERSEY BUSINESS CORPORATION ACT

IT IS HEREBY CERTIFIED THAT:

         (1) The name of the proposed corporation is ENVIRONMENTAL PROTECTION AND IMPROVEMENT COMPANY, INC.

         (2) The corporation may engage in any activity within the purposes which corporation may be organized under the New Jersey Business Corporation Act.

         (3) The aggregate number of shares which the corporation shall have the authority to issue is:

                           One thousand (1,000) shares, no par value.

         (4) The address of the corporation's initial registered agent at such address is:

                           24 Church Street, Paterson, New Jersey 07505

         (5) The name of the corporation's initial registered agent at such address is:

                           William A. Feldman, Esq.

         (6) The number of directors constituting the first board is one (1).

         (7) The name and address of the person who is to serve as such director is:

                         Name                        Address
                         ----                        -------
                  Robert J. Longo               3 Pitcairn Drive
                                                Rose Land, New Jersey


                  The undersigned incorporator is of the age of twenty-one years or over.


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         IN WITNESS WHEREOF, this Certificate has been subscribed this 3rd day of February, 1971, by the undersigned.

                                               /s/ Robert J. Longo
                                               -------------------
                                               ROBERT J. LONGO
                                               3 Pitcairn Drive
                                               Rose Land, New Jersey